                                                                   Exbibit 99(d)

                      AUCTION PREFERRED SHARES, SERIES [ ]

                           PAR VALUE $0.0001 PER SHARE

                    $25,000 LIQUIDATION PREFERENCE PER SHARE

Certificate Number:  [    ]

Number of Shares:  [      ]

CUSIP No.:  [               ]

                      PIONEER TAX ADVANTAGED BALANCED TRUST

This certifies that Cede & Co. is the owner of the above referenced number of fully paid and non-assessable Auction Market Preferred Shares, Series [ ], Par Value $0.0001 per Share, $25,000 Liquidation Preference Per Share, of Pioneer Tax Advantaged Balanced Trust, a Delaware statutory trust (the "Trust"), the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of October 16, 2003, establishing the Trust and the Statement of Preferences of Auction Market Preferred Shares (the "Statement"), and all amendments and restatements thereto, copies of which are on file with the Secretary of the Trust at the offices of the Trust. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trust in the manner provided in the Statement properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:  April [    ], 2004

Executed on behalf of the Trust


-------------------------------                  -------------------------------
Executive Vice President                         Secretary

Countersigned and Registered:

Deutsche Bank Trust Company Americas
New York, New York
Transfer Agent and Registrar


BY:
   ---------------------------------

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.


ABBREVIATION                                EQUIVALENT
------------                                ----------
JT TEN                                      As joint tenants, with rights of survivorship

TEN IN COM                                  As tenants in common

TEN BY ENT                                  As tenants by the entireties and not as tenants in common

UNIF TRANSFERS MIN ACT                      Uniform Transfers to Minors Act

ADM                                         Administrator(s)

FDN                                         Foundation

PL                                          Pubic Law

AGMT                                        Agreement

 TR                                         (As) trustee(s) for, of

CUST                                        Custodian for

 UA                                         Under Agreement

EST                                         Estate, Of estate of

UW                                          Under will of, Of will of

EX                                          Executor(s), Executrix, Under last will & testament

FBO                                         For the benefit of


Additional abbreviations may also be used though not in the above list.

THIS CERTIFICATE IS ISSUED SUBJECT TO THE PROVISIONS RESTRICTING TRANSFERS OF THE AUCTION PREFERRED SHARES CONTAINED IN THE STATEMENT.

                                  TRANSFER FORM

For value received, ____________________ hereby sell, assign and transfer unto:


__________________________             ________________________________________
(Name)                                 (Social Security Number)


Please print or typewrite Name and Address (including postal ZIP Code of Assignee)


________________________________________________________________________________


________________________________________________________________________________


_________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________________
Attorney, to transfer such beneficial interest on the books of the Trust named therein with full power of substitution in the premises.


Dated __________________,   _______


Signature(s)______________________________________

(The signature of this assignment must correspond exactly with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign. )


____________________________________
(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

IMPORTANT NOTICE

When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.